UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

CDKNET.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

948 US Highway 22
North Plainfield, NJ 07060
(Address of Principal Executive Offices)

(908) 769-3232
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2005, we entered into a securities purchase agreement dated December 28, 2005 with Bushido Capital Master Fund, LP and Gamma Opportunity Capital Partners, LP (Classes A and C). Pursuant to the securities purchase agreement, we sold to the purchasers named therein $2.0 million aggregate principal amount of our 6% secured convertible debentures. The debentures have a term of three years and mature on December 28, 2008. The debentures pay interest at the rate of 6% per annum, payable semi-annually on January 1 and July 1 of each year beginning July 1, 2006. We may, in our discretion, elect to pay interest on the debentures in cash or in shares of our common stock, subject to certain conditions related to the market for shares of our common stock and the registration of the shares issuable upon conversion of the debentures under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the agreement with the purchasers of the 6% debentures, we may issue up to an additional $1.5 million of 6% debentures at any time on or prior to February 10, 2006.

The debentures are convertible at any time at the option of the holder into shares of our common stock at a price of $0.85 per share, subject to adjustment as set forth therein. If, after the effective date of the registration statement we agreed to file under the Securities Act (the “Registration”), the closing price for our common stock for any 20 consecutive trading days exceeds $1.70, we may, within one trading day after the end of such period, require the holders of the debentures to immediately convert all or part of the then outstanding principal amount of their debentures.

Pursuant to the securities purchase agreement, the purchasers of our 6% debentures received warrants to purchase an aggregate of 941,176 shares of our common stock. The warrants have an exercise price, subject to certain adjustments, of $1.00 per share and are exercisable at any time on or prior to the fifth anniversary date of the warrants. The warrants do not grant the holders thereof any voting or other rights of our stockholders. The securities purchase agreement is filed with this report as Exhibit 99.1, the form of 6% secured convertible debenture is filed with this report as Exhibit 4.1, and the form of common stock purchase warrant is filed with this report as Exhibit 4.2.

We also issued to the purchasers of our 6% debentures additional short term warrants to purchase up to an aggregate of 941,176 shares of our common stock. The warrants have an exercise price, subject to certain adjustments, of $0.85 per share and are exercisable at any time prior to the earlier of December 28, 2007 and twelve months after the effective date of the registration statement we will file with the SEC to register the shares of common stock issuable upon conversion of the debentures and exercise of the warrants. The form of short term common stock purchase warrant is filed with this report as Exhibit 4.2.

Upon the occurrence of certain events of default defined in the debentures, including events of default under the transaction documents related to the financing, the full principal amount of the debentures, together with interest and other amounts owing, become immediately due and payable. In connection with the issuance of the 6% debentures, we entered into a security agreement granting Bushido Capital Master Fund, LP and Gamma Opportunity Capital

Partners, LP (Classes A and C) a security interest in our assets to secure our obligations under the debentures. Obligations under the debentures are guaranteed by Arkados, Inc., our wholly-owned subsidiary. The security agreement is filed with this report as Exhibit 99.2 and the form of subsidiary guarantee is filed with this report as Exhibit 99.3.

In connection with the issuance of the 6% secured convertible debentures, we entered into a registration rights agreement with the purchasers of the debentures. The registration rights agreement grants registration rights to holders of shares of our common stock issuable upon conversion of the debentures and upon exercise of the warrants. Pursuant to the registration rights agreement, we are required to file a registration statement under the Securities Act of 1933 covering the resale of the registrable securities. We will pay all expenses incurred in connection with the registration described above, except for underwriting discounts and commissions. The registration rights agreement is filed with this report as Exhibit 4.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the 6% secured convertible debentures.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the 6% secured convertible debentures and the warrants. Each of the purchasers represented that they were accredited investors and we did not engage a broker or make any general solicitation in connection with the sale of the securities. The sale of the debentures and issuance of the warrants were made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The closing of the sale of the debentures and issuance of the warrants occurred on December 28, 2005. We had received $267,940.00 of the purchase price of the debentures prior to the closing date as an advance from one of the purchasers. We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

4.1	Form of 6% Secured Convertible Debenture due December 28, 2008

4.2	Form of Common Stock Purchase Warrant (long term and short term warrants differ as to price and expiration date as set forth in footnotes to the form filed)

4.3
Registration Rights Agreement, dated as of December 28, 2005, by and among the Registrant, Bushido Capital Master Fund, L.P., Gamma Opportunity Capital Partners, L.P. Class A, and Gamma Opportunity Capital Partners, L.P. Class C

99.1
Securities Purchase Agreement, dated as of December 28, 2005, by and among the Registrant, Bushido Capital Master Fund, L.P., Gamma Opportunity Capital Partners, L.P. Class A, and Gamma Opportunity Capital Partners, L.P. Class C

99.2	Security Agreement, dated as of December 28, 2005, by and among the Registrant, Gamma Opportunity Capital Partners, L.P. Class A, and Gamma Opportunity Capital Partners, L.P. Class C

99.3	Subsidiary Guarantee dated as of December 28, 2005 executed by Arkados, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDKNET.COM, INC.

Date: January 4, 2006	By:	/s/ Kirk Warshaw
Kirk Warshaw
Chief Financial Officer